UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Named Executive Officer

On May 15, 2014 Michele A. Carlin, Senior Vice President, Human Resources and Communications, resigned from her position as an officer of Motorola Solutions, Inc. (the “Company”), effective as of August 1, 2014 to become executive vice president of the Center on Executive Compensation and the HR Policy Association. Ms. Carlin will cease performing all functions related to her roles in Human Resources and Communications immediately; however, to assist in the orderly transition, Ms. Carlin will continue as a Senior Vice President of the Company until August 1, 2014. Effective immediately, Christopher P. Ouimet will assume responsibility for human resources, and will be named Corporate Vice President and Acting Head of Human Resources. The Company has initiated a search to identify a permanent head of human resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 21, 2014	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
Senior Vice President and General Counsel